UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2005

SOLEXA, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22570	94-3161073
(Commission File No.)	(IRS Employer Identification No.)

25861 Industrial Blvd.
Hayward, California 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 670-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 17, 2005, the Board of Directors of Solexa, Inc., or Solexa, approved a workforce restructuring plan designed to reflect Solexa’s ongoing transition from its MPSS™ technology to the development and commercialization of its next-generation genetic analysis instrument system. The restructuring plan, which was initiated on May 18, 2005, involved a workforce reduction of approximately 17% and has left Solexa with a post-reduction workforce of approximately 116 U.S. and U.K. employees. We expect to incur restructuring charges of approximately $350,000 in the second quarter of 2005 primarily associated with employee severance costs. The workforce reduction included positions in most functional areas of Solexa.

On May 19, 2005, we issued a press release announcing the workforce restructuring plan which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

99.1	Press Release, entitled “Solexa Announces Strategic Restructuring and Updates on Commercial Progress,” dated May 19, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOLEXA, INC.
Dated: May 23, 2005	By:	/s/ Linda Rubinstein
		Name:	Linda Rubinstein
		Title:	Vice President and Chief Financial Officer

EXHIBITS

99.1	Press Release, entitled “Solexa Announces Strategic Restructuring and Updates on Commercial Progress,” dated May 19, 2005.